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                                                                   EXHIBIT 10.35

PURSUANT TO A SUBORDINATION AGREEMENT DATED AS OF FEBRUARY 28, 2000, AND IN EFFECT BY AND AMONG MFIC CORPORATION, NATIONAL BANK OF CANADA AND LAKE SHORE INDUSTRIES, INC. THE REPAYMENT OF THIS NOTE AND ALL INDEBTEDNESS EVIDENCED HEREBY IS SUBJECT AND SUBORDINATE TO THE LIABILITIES OF MFIC CORPORATION DUE OR TO BECOME DUE TO NATIONAL BANK OF CANADA AND ITS SUCCESSORS AND ASSIGNS.

                          SUBORDINATED PROMISSORY NOTE

$300,000.00                                           FEBRUARY 28, 2000

      FOR VALUE RECEIVED, MFIC Corporation, a Delaware corporation (the "Company"), hereby promises to pay to the order of Lake Shore Industries, Inc., a Michigan corporation, (the "Payee"), subject to the conditions set forth herein, the principal sum of Three Hundred Thousand Dollars ($300,000.00) in lawful money of the United States, together with interest accruing from the date hereof on the outstanding principal balance (and on any interest installment not paid when due) at a rate per annum equal to ten (10%) percent per annum. Principal shall be paid in forty-eight (48) equal monthly consecutive installments, and the first payment shall be due on the Principal Repayment Date (as defined in the succeeding sentence) and subsequent payments shall be due on the last day of each month thereafter until the principal balance is paid in full. The Principal Repayment Date shall be February 28, 2001.

      Interest shall be payable quarterly in arrears and the first payment shall be due on May 31, 2000, and subsequent payments shall be due on the last day of each August, November, February and May thereafter. Interest shall be calculated on the basis of actual days elapsed over a 365 or 366-day year, as the case may be. Any payments hereunder will be applied in the following order of priority: first to any accrued and unpaid interest due and owing by the Company to the Payee and then to the unpaid principal balance of this Note. The Company may prepay the principal amount outstanding on this Note (together with any accrued but unpaid interest) in whole or in part without premium, penalty or fee at any time.

      Payments of principal and interest will be made by check or by wire transfer of funds, in immediately available United Stated funds, sent to the holder at the address furnished to the Company for that purpose.

      1. Subordination. The Payee's rights to payment of principal and interest hereunder shall be subject to the rights of the holders of Senior Debt pursuant to and as defined in the Subordination Agreement with The National Bank of Canada dated as of the date hereof (the "Subordination Agreement"), consistent with the provisions of the Settlement Agreement dated January 17, 2000, by and among the Company, the Payee and others.

      2. Events of Default. The outstanding principal of and accrued interest on this Note shall, at the option of the holder hereof, become immediately due and payable without notice or demand, subject to the terms of the Subordination Agreement, upon the happening of any one of the following specified events (such events referred to herein as an "Event of Default"):

            (a) failure to pay any amount as herein set forth within fifteen
      (15) days following the due date thereof, which failure remains uncured for thirty (30) days,
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      provided that an Event of Default will not be deemed to have occurred if, in accordance with the terms of the Subordination Agreement, the Company is precluded from making any payments when due hereunder.

            (b) the making of a general assignment for the benefit of creditors.

            (c) the filing of any petition or the commencement of any proceeding by the Company for any relief under any bankruptcy or insolvency laws, or any laws relating to the relief of debtors, readjustment of indebtedness, reorganizations, compositions, or extensions; or

            (d) the filing of any petition or the commencement of any proceeding against the Company for any relief under any bankruptcy or insolvency laws, or any laws relating to the relief of debtors, readjustment or indebtedness, reorganizations, compositions, or extensions, which proceeding is not dismissed within sixty (60) days.

      3. Waiver of Holder. No waiver of any obligation of the Company under this Note shall be effective unless it is in a writing signed by the holder. A waiver by the holder of any right or remedy under this Note on any occasion shall not be a bar to exercise of the same right or remedy on any subsequent occasion or of any other right or remedy at any time.

      4. Notice. Any notice required or permitted under this Note shall be in writing and shall be deemed to have been given on the date of delivery, if personally delivered to the party to whom notice is to be given, or on the fifth business day after mailing, if mailed to the party to whom notice is to be given, by certified mail, return receipt requested, postage prepaid, and addressed as follows:

            if to the Company, at

            MFIC Corporation
            30 Ossipee Road
            Newton, Massachusetts 02464-9101; or

            at such other address which the Company may provide to the Payee in writing from time to time; and

            If to the holder, at the most recent address provided to the Company by the holder for such purpose; or , in each case, to the most recent address, specified by written notice, given to the Company pursuant to this paragraph.

      5. Waiver by Company. The Company hereby expressly waives presentment, demand, and protest, notice of demand, dishonor and nonpayment of this Note, and all other notices or demands of any kind in connection with the delivery, acceptance, performance, default or enforcement hereof, and hereby consents to any delays, extensions of time, renewals, waivers or modifications that may be granted or consented to by the holder hereof with respect to the time of payment of any other provision hereof.

      6. Severability. In the event any one or more of the provisions of this Note shall for any reason be held to be invalid, illegal or unenforceable, in whole or in part or in any respect, or
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in the event that any one or more of the provisions of this Note operate or would prospectively operate to invalidate this Note, then and in any such event, such provision(s) only shall be deemed null and void and shall not affect any other provision of this Note and the remaining provisions of this Note shall remain operative and in full force and effect and in no way shall be affected, prejudiced, or disturbed thereby.

      7. Governing Law. This Note shall be governed by and construed and enforced in accordance with the laws of the Commonwealth of Massachusetts.

      8. Prohibition on Certain Transfers.

      (a) Company's Consent. This Note shall not be transferred, assigned, encumbered, pledged or hypothecated by the Payee during its term, nor shall it dispose of any right, claim, title or interest in this Note without the express written approval of the Company as evidenced solely by the Company's Chairman or Board of Directors. The Payee grants unconditionally to the Company a first right of refusal (of not less then ten (10) business days) to purchase this Note under the same terms and conditions as those offered by or to any qualified purchaser. The Payee warrants and agrees that should the Company grant it the right to sell this Note to a third party (where such agreement to sell shall not be unreasonably withheld by the Company), then the terms and conditions of such sale shall clearly require that the purchaser be a qualified investor under the Securities Act of 1933, that such purchaser execute an investment representation letter under terms which are acceptable to the Company and the terms of the Senior Debt and that the purchaser execute a letter of assent, agreeing to be bound by the conditions as set forth in the Subordination Agreement and all succeeding documents, including the terms and conditions of the Senior Debt.

      (b) Legend. THIS NOTE MAY BE DEEMED A SECURITY AND, AS SUCH, HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. IF THIS NOTE IS DEEMED A SECURITY, IT MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THIS NOTE UNDER SAID ACT AND APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO MFIC CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED.

      Signed the day and year first above written.

                                MFIC CORPORATION


                                By: /s/ Irwin J. Gruverman
                                    ---------------------------------------
                                        Irwin J. Gruverman, Chief Executive
                                                Officer

ATTESTED:


By: /s/ Jack M. Swig
   --------------------------------------
        Jack M. Swig, General Counsel